Exhibit 11.



Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)


In thousands, except per common share amounts            Quarter Ended
                                                          September 30,
                                                         1994        1993
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    315,059     305,405
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      2,255       3,126
                                                       317,314     308,531

Net income ........................................   $202,988     174,773
 Less dividends accrued on preferred stock ........      6,888       7,681
 Net income, as adjusted ..........................   $196,100     167,092

 Net income per common share ......................   $   0.62        0.54

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    315,059     305,405
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      2,268       3,224
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         47          69
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................     12,627      15,464
                                                       330,001     324,162

Net income ........................................   $202,988     174,773
 Less dividends accrued on preferred stock ........      2,885       3,037
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          3           4
 Net income, as adjusted ..........................   $200,106     171,740

 Net income per common share.......................   $   0.61        0.53


                                                                 Exhibit 11.
                                                                 (continued)


Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)


In thousands, except per common share amounts          Nine Months Ended
                                                          September 30,
                                                         1994        1993
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    314,238     304,366
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      2,310       3,031
                                                       316,548     307,397

Net income ........................................   $595,488     501,986
 Less dividends accrued on preferred stock ........     20,938      23,467
 Net income, as adjusted ..........................   $574,550     478,519

 Net income per common share ......................   $   1.82        1.56

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    314,238     304,366
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      2,332       3,319
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         48          81
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................     12,627      16,288
                                                       329,245     324,054

Net income ........................................   $595,488     501,986
 Less dividends accrued on preferred stock ........      8,929       9,150
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          8          14
 Net income, as adjusted ..........................   $586,567     492,850

 Net income per common share.......................   $   1.78        1.52
